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                                                                    EXHIBIT 99.4


                    [LETTERHEAD OF SALOMON SMITH BARNEY INC.]





The Board of Directors
Pulte Corporation
33 Bloomfield Hills Parkway, Suite 200
Bloomfield Hills, Michigan 48304

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex II to, and to the reference thereto under the caption "SUMMARY -- Opinion of Pulte's Financial Advisor" and "THE MERGER -- Opinion of Pulte's Financial Advisor" in, the Joint Proxy Statement/Prospectus of Pulte Homes, Inc. ("Pulte") and Del Webb Corporation ("Del Webb") relating to the proposed merger involving Pulte and Del Webb, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Pulte. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                           By:  /s/ Salomon Smith Barney Inc.
                                              --------------------------------
                                                SALOMON SMITH BARNEY INC.




New York, New York
June 7, 2001